EXHIBIT 10.1

 First Amendment to Stock Purchase Agreement

THIS FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT (the “Amendment”), dated as of March 28, 2022, is made by and among Infinite Group, Inc., a Delaware corporation (“Buyer”); Pratum, Inc., an Iowa corporation (the “Company”); the David A. Nelson, Jr. Living Trust (“Seller”); and David A. Nelson, Jr. (the “Beneficiary” and, together with Seller, the “Seller Parties” and with Buyer, the “Parties” with each individually being a “Party”).

Whereas, the Parties have entered into Stock Purchase Agreement (the “Agreement”) dated as of January 31, 2022 (the “Execution Date”);

Whereas, the Parties have full power and authority to amend the Agreement pursuant to Section 8.6 of the Agreement; and

Whereas, the Parties desire to extend the Outside Date from March 31, 2022 to May 15, 2022, all as more fully described herein.

Now, Therefore, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein have the meaning ascribed to such terms in the Agreement.

2. Amendments to the Agreement. The Agreement is amended, effective as of the date hereof, as follows:

(a) Section 2.1 is hereby amended to delete the reference to March 31, 2022 and replace it with May 15, 2022.

3. Reference to and Effect on the Agreement. Except as specifically modified or amended by the terms of this Amendment, the Agreement, the Disclosure Schedules, and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed. All references in the Agreement to itself shall be deemed references to the Agreement as amended hereby.

4. Counterparts. This Agreement may be executed in one or more counterparts including by facsimile or other means of electronic transmission, such as by electronic mail in “.pdf” form, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (regardless of the laws that might be applicable under principles of conflicts of law of such State) as to all matters, including matters of validity, construction, effect and performance.

6. Successors and Assigns. This Amendment shall be binding upon the parties to the Agreement and their respective successors and permitted assigns.

7. Headings. Headings in this Amendment are included for convenience or reference purposes only and shall not constitute a part of this Amendment for any other purpose.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers, all as of the date and year first above written.

INFINITE GROUP, Inc.

By:	/s/ James Villa
Name:	James Villa
Title:	Chief Executive Officer

PRATUM, Inc.

By:	/s/ David A. Nelson, Jr.
Name:	David A. Nelson, Jr.
Title:	CEO

DAVID A NELSON, JR. LIVING TRUST

By:	/s/ David A. Nelson, Jr.
David A. Nelson, Jr., Trustee

/s/ David A. Nelson, Jr.
David A. Nelson, Jr.

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]